Hamilton Reports 2023 Fourth Quarter Results

PEMBROKE, Bermuda, March 6, 2024 – Hamilton Insurance Group, Ltd. (NYSE: HG; “Hamilton” or “The Company”) today announced financial results for the fourth quarter ended December 31, 2023.

Consolidated Highlights – Fourth Quarter
•Net income of $126.9 million;
•Annualized return on average equity of 26.4%;
•Income tax benefit of $35.1 million, or 7.1% annualized return on average equity, reflecting the enactment of the Bermuda Corporate Income Tax Act of 2023;
•Gross premiums written of $433.8 million and net premiums earned of $366.1 million;
•Combined ratio of 90.2%, including 1.8 points of catastrophe losses;
•Underwriting income of $36.0 million;
•Net investment income of $113.8 million comprised of fixed income, short term and cash and cash equivalents return of $77.1 million and Two Sigma Hamilton Fund return of $36.7 million; and
•Corporate expenses of $44.9 million, which includes $18.9 million of compensation costs related to the Value Appreciation Pool, and $12.9 million of other compensation costs.

Consolidated Highlights – Full Year
•Net income of $258.7 million;
•Return on average equity of 13.9%;
•Income tax benefit of $35.1 million, or 1.8% return on average equity, reflecting the enactment of the Bermuda Corporate Income Tax Act of 2023;
•Gross premiums written of $1,951.0 million and net premiums earned of $1,318.5 million;
•Combined ratio of 90.1%, including 2.8 points of catastrophe losses;
•Underwriting income of $129.9 million;
•Net investment income of $218.3 million comprised of Two Sigma Hamilton Fund return of $122.1 million, and fixed income, short term and cash and cash equivalents return of $96.2 million; and
•Corporate expenses of $76.7 million, which includes $30.3 million of compensation costs related to the Value Appreciation Pool.

Commenting on the financial results, Pina Albo, CEO of Hamilton, said:

“2023 was a year that truly exemplified the transformation of Hamilton’s business. Our talented team demonstrated our ability to deliver strong results and grow at the right time and in the right lines, all while strengthening our relationships with brokers and clients.”

	For the Three Months Ended
($ in thousands, except for per share amounts and percentages)	December 31, 2023	December 31, 2022	Change
Gross premiums written	$433,791	$341,252	$92,539
Net premiums written	363,666	283,376	80,290
Net premiums earned	366,135	312,247	53,888
Underwriting income (loss)	$36,028	$38,605	$(2,577)
Combined ratio	90.2%	87.6%	2.6%

Net income (loss) attributable to common shareholders	$126,865	$(59,017)	$185,882
Income (loss) per share attributable to common shareholders - diluted	$1.15	$(0.57)
Book value per common share	$18.58	$16.14
Change in book value per share	7.1%	(3.4%)

Return on average common equity - annualized	26.4%	(13.9%)

	For the Three Months Ended
Key Ratios	December 31, 2023	December 31, 2022	Change
Attritional loss ratio - current year	53.2%	57.8%	(4.6%)
Attritional loss ratio - prior year	(1.7%)	(4.7%)	3.0%
Catastrophe loss ratio - current year	1.9%	(0.7%)	2.6%
Catastrophe loss ratio - prior year	(0.1%)	(0.8%)	0.7%
Loss and loss adjustment expense ratio	53.3%	51.6%	1.7%
Acquisition cost ratio	24.2%	24.5%	(0.3%)
Other underwriting expense ratio	12.7%	11.5%	1.2%
Combined ratio	90.2%	87.6%	2.6%

•Gross premiums written increased by $92.5 million, or 27.1%, to $433.8 million with an increase of $39.2 million, or 16.7% in the International Segment, and $53.3 million, or 49.9% in the Bermuda Segment.
•Net premiums written increased by $80.3 million, or 28.3%, to $363.7 million with an increase of $27.5 million, or 14.5% in the International Segment, and $52.8 million, or 56.0% in the Bermuda Segment.
•Net premiums earned increased by $53.9 million, or 17.3%, to $366.1 million with an increase of $25.9 million, or 15.0% in the International Segment, and $28.0 million, or 20.1% in the Bermuda Segment.
•Catastrophe losses (current and prior year), net of reinsurance, were $6.5 million, or 1.8 points, driven by the Hawaii wildfires and the March Storms, partially offset by favorable prior year development.
•Net favorable attritional prior year reserve development was $6.4 million.

	For the Years Ended
($ in thousands, except for per share amounts and percentages)	December 31, 2023	December 31, 2022	Change
Gross premiums written	$1,951,038	$1,646,673	$304,365
Net premiums written	1,480,438	1,221,864	258,574
Net premiums earned	1,318,533	1,143,714	174,819
Underwriting income (loss)	$129,851	$(31,717)	$161,568
Combined ratio	90.1%	102.8%	(12.7%)

Net income (loss) attributable to common shareholders	$258,727	$(97,999)	$356,726
Income (loss) per share attributable to common shareholders - diluted	$2.44	$(0.95)
Book value per common share	$18.58	$16.14
Change in book value per share	15.1%	(5.6%)

Return on average common equity	13.9%	(5.7%)

	For the Years Ended
Key Ratios	December 31, 2023	December 31, 2022	Change
Attritional loss ratio - current year	52.2%	51.8%	0.4%
Attritional loss ratio - prior year	(0.8%)	(0.3%)	(0.5%)
Catastrophe loss ratio - current year	3.2%	16.3%	(13.1%)
Catastrophe loss ratio - prior year	(0.4%)	(1.5%)	1.1%
Loss and loss adjustment expense ratio	54.2%	66.3%	(12.1%)
Acquisition cost ratio	23.4%	23.7%	(0.3%)
Other underwriting expense ratio	12.5%	12.8%	(0.3%)
Combined ratio	90.1%	102.8%	(12.7%)

•Gross premiums written increased by $304.4 million, or 18.5%, to $2.0 billion with an increase of $172.3 million, or 18.5% in the International Segment, and $132.1 million, or 18.5% in the Bermuda Segment.
•Net premiums written increased by $258.6 million, or 21.2%, to $1.5 billion with an increase of $134.6 million, or 21.2% in the International Segment, and $123.9 million, or 21.1% in the Bermuda Segment.
•Net premiums earned increased by $174.8 million, or 15.3%, to $1.3 billion with an increase of $80.5 million, or 12.9% in the International Segment, and $94.4 million, or 18.1% in the Bermuda Segment.
•Catastrophe losses (current and prior year), net of reinsurance, were $36.9 million, or 2.8 points, driven by the Hawaii wildfires, the March Storms, the severe convective storms in June 2023, Hurricane Idalia and the Vermont Floods, partially offset by favorable prior year development.
•Net favorable attritional prior year reserve development was $10.4 million.

Segment Underwriting Results – Fourth Quarter

International Segment	For the Three Months Ended
($ in thousands, except for percentages)	December 31, 2023	December 31, 2022	Change
Gross premiums written	$273,472	$234,273	$39,199
Net premiums written	216,712	189,195	27,517
Net premiums earned	198,725	172,846	25,879
Underwriting income (loss)	$1,867	$15,650	$(13,783)

Key ratios
Attritional loss ratio - current year	54.5%	60.0%	(5.5%)
Attritional loss ratio - prior year	(1.4%)	(8.1%)	6.7%
Catastrophe loss ratio - current year	0.0%	(1.2%)	1.2%
Catastrophe loss ratio - prior year	0.4%	(1.2%)	1.6%
Loss and loss adjustment expense ratio	53.5%	49.5%	4.0%
Acquisition cost ratio	27.7%	27.8%	(0.1%)
Other underwriting expense ratio	17.9%	13.6%	4.3%
Combined ratio	99.1%	90.9%	8.2%

•Gross premiums written increased by $39.2 million, or 16.7%, to $273.5 million, primarily driven by growth in specialty insurance and reinsurance classes and casualty insurance classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $0.8 million, driven by prior year catastrophe losses.
•Net favorable attritional prior year reserve development was $2.7 million or 1.4 points driven by reserve releases on our property and casualty classes of business.
•The acquisition cost ratio decreased by 0.1 points in the fourth quarter, compared to the same period in 2022.
•The other underwriting expense ratio increased by 4.3 points in the fourth quarter, compared to the same period in 2022, resulting from higher incentive compensation costs.

Bermuda Segment	For the Three Months Ended
($ in thousands, except for percentages)	December 31, 2023	December 31, 2022	Change
Gross premiums written	$160,319	$106,979	$53,340
Net premiums written	146,954	94,181	52,773
Net premiums earned	167,410	139,401	28,009
Underwriting income (loss)	$34,161	$22,955	$11,206

Key ratios
Attritional loss ratio - current year	51.8%	55.1%	(3.3%)
Attritional loss ratio - prior year	(2.2%)	(0.5%)	(1.7%)
Catastrophe loss ratio - current year	4.1%	0.0%	4.1%
Catastrophe loss ratio - prior year	(0.7%)	(0.3%)	(0.4%)
Loss and loss adjustment expense ratio	53.0%	54.3%	(1.3%)
Acquisition cost ratio	20.1%	20.4%	(0.3%)
Other underwriting expense ratio	6.5%	8.9%	(2.4%)
Combined ratio	79.6%	83.6%	(4.0%)
•Gross premiums written increased by $53.3 million, or 49.9%, to $160.3 million, primarily attributable to increases related to expanded participation and improved pricing on the renewed casualty reinsurance classes and new business.
•Catastrophe losses (current and prior year), net of reinsurance, were $5.7 million, driven by the Hawaii wildfires and the March storms, partially offset by favorable prior year development.
•Net favorable attritional prior year reserve development was $3.7 million or 2.2 points driven by specialty classes of business.
•The acquisition cost ratio decreased by 0.3 points in the fourth quarter, compared to the same period in 2022.
•The other underwriting expense ratio decreased by 2.4 points in the fourth quarter compared to the same period in 2022. The decrease was primarily driven by performance based management fees generated by our third party capital manager, Ada Capital Management Limited, partially offset by higher incentive compensation costs.

Segment Underwriting Results – Full Year

International Segment	For the Years Ended
($ in thousands, except for percentages)	December 31, 2023	December 31, 2022	Change
Gross premiums written	$1,105,522	$933,241	$172,281
Net premiums written	770,399	635,773	134,626
Net premiums earned	703,508	623,047	80,461
Underwriting income (loss)	$36,956	$20,183	$16,773

Key ratios
Attritional loss ratio - current year	53.2%	50.9%	2.3%
Attritional loss ratio - prior year	(3.5%)	(4.8%)	1.3%
Catastrophe loss ratio - current year	1.5%	7.2%	(5.7%)
Catastrophe loss ratio - prior year	0.3%	0.5%	(0.2%)
Loss and loss adjustment expense ratio	51.5%	53.8%	(2.3%)
Acquisition cost ratio	26.5%	27.4%	(0.9%)
Other underwriting expense ratio	16.7%	15.5%	1.2%
Combined ratio	94.7%	96.7%	(2.0%)

•Gross premiums written increased by $172.3 million, or 18.5%, to $1.1 billion, primarily driven by growth in specialty insurance and reinsurance classes and casualty insurance classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $12.6 million, driven by the Vermont Floods, Hurricane Idalia, the Hawaii wildfires, the severe convective storms in June 2023 and prior year catastrophe losses.
•Net favorable attritional prior year reserve development was $24.4 million or 3.5 points driven by reserve releases on our property and specialty classes of business.
•The acquisition cost ratio decreased by 0.9 points compared to the same period in 2022 primarily driven by a change in business mix.
•The other underwriting expense ratio increased by 1.2 points compared to the same period in 2022, resulting from higher incentive compensation costs.

Bermuda Segment	For the Years Ended
($ in thousands, except for percentages)	December 31, 2023	December 31, 2022	Change
Gross premiums written	$845,516	$713,432	$132,084
Net premiums written	710,039	586,091	123,948
Net premiums earned	615,025	520,667	94,358
Underwriting income (loss)	$92,895	$(51,900)	$144,795

Key ratios
Attritional loss ratio - current year	51.1%	52.9%	(1.8%)
Attritional loss ratio - prior year	2.3%	5.1%	(2.8%)
Catastrophe loss ratio - current year	5.1%	27.1%	(22.0%)
Catastrophe loss ratio - prior year	(1.2%)	(3.9%)	2.7%
Loss and loss adjustment expense ratio	57.3%	81.2%	(23.9%)
Acquisition cost ratio	19.9%	19.3%	0.6%
Other underwriting expense ratio	7.7%	9.4%	(1.7%)
Combined ratio	84.9%	109.9%	(25.0%)
•Gross premiums written increased by $132.1 million, or 18.5%, to $845.5 million, primarily attributable to new business opportunities and rate increases in casualty reinsurance classes and property insurance classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $24.3 million, driven by the March Storms, the Hawaii wildfires, the severe convective storms in June 2023, Hurricane Idalia and the Vermont Floods, offset by favorable prior year catastrophe losses.
•Net unfavorable attritional prior year reserve development was $14.0 million or 2.3 points driven by property and casualty classes of business, partially offset by favorable development in specialty classes.
•The acquisition cost ratio increased by 0.6 points compared to the same period in 2022.

•The other underwriting expense ratio decreased by 1.7 points compared to the same period in 2022. The decrease was primarily driven by performance based management fees generated by our third party capital manager, Ada Capital Management Limited, partially offset by higher incentive compensation costs.
Investments and Shareholders’ Equity as of December 31, 2023
•Total invested assets and cash of $4.0 billion compared to $3.4 billion at December 31, 2022.
•Total shareholders’ equity of $2.0 billion compared to $1.7 billion at December 31, 2022.
•Book value per share of $18.58 compared to $16.14 at December 31, 2022, an increase of 15.1%.

Conference Call Details and Additional Information
Conference Call Information
Hamilton will host a conference call to discuss its financial results on Thursday, March 7, 2024, at 10:00 a.m. ET. The conference call can be accessed by dialing 1-855-761-5600 (US toll free), or 1-646-307-1097, and entering the conference ID 6439207.

A live, audio webcast of the conference call will also be available through the Investors portal of the Company’s website at investors.hamiltongroup.com.

A replay of the audio conference call will be available at investors.hamiltongroup.com or by dialing 1-800-770-2030 (U.S. toll free) and entering the conference ID 6439207.

Additional Information

In addition to the information provided in the Company's earnings release, we have also made available supplementary financial information and an investor presentation which may be referred to during the conference call and will be available on the Company’s website at investors.hamiltongroup.com.
About Hamilton Insurance Group, Ltd.

Hamilton is a Bermuda-headquartered company that underwrites specialty insurance and reinsurance risks on a global basis through its wholly owned subsidiaries. Its three underwriting platforms: Hamilton Global Specialty, Hamilton Re and Hamilton Select, each with dedicated and experienced leadership, provide us with access to diversified and profitable markets around the world.

For more information about Hamilton Insurance Group, visit our website at www.hamiltongroup.com or on LinkedIn at Hamilton.

Consolidated Balance Sheet

($ in thousands)	December 31, 2023	December 31, 2022
Assets
Fixed maturity investments, at fair value (amortized cost 2023: $1,867,499; 2022: $1,348,684)	$1,831,268	$1,259,476
Short-term investments, at fair value (amortized cost 2023: $427,437; 2022: $285,130)	428,878	286,111
Investments in Two Sigma Funds, at fair value (cost 2023: $770,191; 2022: $731,100)	851,470	740,736
Total investments	3,111,616	2,286,323
Cash and cash equivalents	794,509	1,076,420
Restricted cash and cash equivalents	106,351	130,783
Premiums receivable	658,363	522,670
Paid losses recoverable	145,202	90,655
Deferred acquisition costs	156,895	115,147
Unpaid losses and loss adjustment expenses recoverable	1,161,077	1,177,863
Receivables for investments sold	42,419	371
Prepaid reinsurance	194,306	164,313
Intangible assets	90,996	86,958
Other assets	209,621	167,462
Total assets	$6,671,355	$5,818,965

Liabilities, non-controlling interest, and shareholders' equity
Liabilities
Reserve for losses and loss adjustment expenses	$3,030,037	$2,856,275
Unearned premiums	911,222	718,188
Reinsurance balances payable	272,310	244,320
Payables for investments purchased	66,606	48,095
Term loan, net of issuance costs	149,830	149,715
Accounts payable and accrued expenses	186,887	138,050
Payables to related parties	6,480	20
Total liabilities	4,623,372	4,154,663

Non-controlling interest – TS Hamilton Fund	133	119

Shareholders’ equity
Common shares:
Class A, authorized (2023: 28,644,807 and 2022: 53,993,690), par value $0.01; issued and outstanding (2023: 28,644,807 and 2022: 30,520,078)	286	305
Class B, authorized (2023: 72,337,352 and 2022: 50,480,684), par value $0.01; issued and outstanding (2023: 56,036,067 and 2022: 42,042,155)	560	420
Class C, authorized (2023: 25,544,229 and 2022: 30,525,626), par value $0.01; issued and outstanding (2023: 25,544,229 and 2022: 30,525,626)	255	305
Additional paid-in capital	1,249,817	1,120,242
Accumulated other comprehensive loss	(4,441)	(4,441)
Retained earnings	801,373	547,352
Total shareholders' equity	2,047,850	1,664,183

Total liabilities, non-controlling interest, and shareholders' equity	$6,671,355	$5,818,965

Consolidated Statement of Operations

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands, except per share information)	2023	2022	2023	2022
Revenues
Gross premiums written	$433,791	$341,252	$1,951,038	$1,646,673
Reinsurance premiums ceded	(70,125)	(57,876)	(470,600)	(424,809)
Net premiums written	363,666	283,376	1,480,438	1,221,864

Net change in unearned premiums	2,469	28,871	(161,905)	(78,150)
Net premiums earned	366,135	312,247	1,318,533	1,143,714

Net realized and unrealized gains (losses) on investments	107,517	(60,280)	209,399	86,357
Net investment income (loss)	12,737	695	30,456	(21,487)
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	120,254	(59,585)	239,855	64,870

Net gain on sale of equity method investment	211	6,991	211	6,991
Other income (loss)	10,792	2,199	18,631	11,316
Net foreign exchange gains (losses)	(2,230)	(9,245)	(6,185)	6,137
Total revenues	495,162	252,607	1,571,045	1,233,028

Expenses
Losses and loss adjustment expenses	195,049	161,318	714,603	758,333
Acquisition costs	88,615	76,394	309,148	271,189
General and administrative expenses	101,781	42,392	259,856	177,682
Impairment of goodwill	—	24,082	—	24,082
Amortization of intangible assets	2,914	2,957	10,783	12,832
Interest expense	5,428	4,485	21,434	15,741
Total expenses	393,787	311,628	1,315,824	1,259,859

Income (loss) before income tax	101,375	(59,021)	255,221	(26,831)
Income tax expense (benefit)	(31,974)	1	(25,066)	3,104
Net income (loss)	133,349	(59,022)	280,287	(29,935)

Net income (loss) attributable to non-controlling interest	6,484	(5)	21,560	68,064

Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$126,865	$(59,017)	$258,727	$(97,999)

Per share data
Basic income (loss) per share attributable to common shareholders	$1.18	$(0.57)	$2.47	$(0.95)
Diluted income (loss) per share attributable to common shareholders	$1.15	$(0.57)	$2.44	$(0.95)

Non-GAAP Financial Measures Reconciliation
We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting income (loss), a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. We believe that non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. Where appropriate, reconciliations of our non-GAAP measures to the most comparable GAAP figures are included below.

Underwriting Income (Loss)

We calculate underwriting income (loss) on a pre-tax basis as net premiums earned less losses and loss adjustment expenses, acquisition costs and other underwriting expenses (net of third party fee income). We believe that this measure of our performance focuses on the core fundamental performance of the Company’s reportable segments in any given period and is not distorted by investment market conditions, corporate expense allocations or income tax effects.

The following table reconciles underwriting income (loss) to net income (loss), the most comparable GAAP financial measure:

	For the Three Months Ended		For the Years Ended
($ in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Underwriting income (loss)	$36,028	$38,605	$129,851	$(31,717)
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	120,254	(59,585)	239,855	64,870
Net gain on sale of equity method investment	211	6,991	211	6,991
Other income (loss), excluding third party fee income	312	(55)	397	(315)
Net foreign exchange gains (losses)	(2,230)	(9,245)	(6,185)	6,137
Corporate expenses	(44,858)	(4,208)	(76,691)	(20,142)
Impairment of goodwill	—	(24,082)	—	(24,082)
Amortization of intangible assets	(2,914)	(2,957)	(10,783)	(12,832)
Interest expense	(5,428)	(4,485)	(21,434)	(15,741)
Income tax (expense) benefit	31,974	(1)	25,066	(3,104)
Net income (loss), prior to non-controlling interest	$133,349	$(59,022)	$280,287	$(29,935)

Third Party Fee Income

Third party fee income includes income that is incremental and/or directly attributable to our underwriting operations. It is primarily comprised of fees earned by the International Segment for management services provided to third party syndicates and consortia and by the Bermuda Segment for performance based management fees generated by our third party capital manager, Ada Capital Management Limited. We believe that this measure is a relevant component of our underwriting income (loss).

The following table reconciles third party fee income to other income, the most comparable GAAP financial measure:

	For the Three Months Ended		For the Years Ended
($ in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Third party fee income	$10,480	$2,254	$18,234	$11,631
Other income (loss), excluding third party fee income	312	(55)	397	(315)
Other income (loss)	$10,792	$2,199	$18,631	$11,316
Other Underwriting Expenses

Other underwriting expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in Note 10, Segment Reporting in the consolidated financial statements, it is considered a non-GAAP financial measure when presented elsewhere.

Corporate expenses include holding company costs necessary to support our reportable segments. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from other underwriting expenses, and therefore, underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to other underwriting expenses, also includes corporate expenses.

The following table reconciles other underwriting expenses to general and administrative expenses, the most comparable GAAP financial measure:

	For the Three Months Ended		For the Years Ended
($ in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Other underwriting expenses	$56,923	$38,184	$183,165	$157,540
Corporate expenses	44,858	4,208	76,691	20,142
General and administrative expenses	$101,781	$42,392	$259,856	$177,682

Special Note Regarding Forward-Looking Statements
This information may contain forward-looking statements which reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management's current expectations and beliefs concerning future developments and their potential effects upon Hamilton. There can be no assurance that future developments affecting Hamilton will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts. These forward-looking statements are not a guarantee of future performance and involve risk and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including the following:

•our results of operations and financial condition could be adversely affected by unpredictable catastrophic events, global climate change or emerging claim and coverage issues;
•our business could be materially adversely affected if we do not accurately assess our underwriting risk, our reserves are inadequate to cover our actual losses, our models or assessments and pricing of risks are incorrect or we lose important broker relationships;
•the insurance and reinsurance business is historically cyclical and the pricing and terms for our products may decline, which would affect our profitability and ability to maintain or grow premiums;
•we have significant foreign operations that expose us to certain additional risks, including foreign currency risks and political risk;
•we do not control the allocations to and/or the performance of the Two Sigma Hamilton Fund, LLC ("TS Hamilton Fund")’s investment portfolio, and its performance depends on the ability of its investment manager, Two Sigma, to select and manage appropriate investments and we have a limited ability to withdraw our capital accounts;
•Two Sigma Principals, LLC, Two Sigma and their respective affiliates have potential conflicts of interest that could adversely affect us;
•the historical performance of Two Sigma Investments, LP ("Two Sigma") is not necessarily indicative of the future results of the TS Hamilton Fund’s investment portfolio or of our future results;
•our ability to manage risks associated with macroeconomic conditions resulting from geopolitical and global economic events, including public health crises, current or anticipated military conflicts, terrorism, sanctions, rising energy prices, inflation and interest rates and other global events;

•our ability to compete successfully with more established competitors and risks relating to consolidation in the reinsurance and insurance industries;
•downgrades, potential downgrades or other negative actions by rating agencies;
•our dependence on key executives, including the potential loss of Bermudian personnel as a result of Bermuda employment restrictions, and the inability to attract qualified personnel, particularly in very competitive hiring conditions;
•our dependence on letter of credit facilities that may not be available on commercially acceptable terms;
•our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;
•the suspension or revocation of our subsidiaries’ insurance licenses;
•risks associated with our investment strategy, including such risks being greater than those faced by competitors;
•changes in the regulatory environment and the potential for greater regulatory scrutiny of the Company going forward;
•a cyclical downturn of the reinsurance industry;

•operational failures, failure of information systems or failure to protect the confidentiality of customer information, including by service providers, or losses due to defaults, errors or omissions by third parties or our affiliates;
•we are a holding company with no direct operations, and our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us is restricted by law;
•risks relating to our ability to identify and execute opportunities for growth or our ability to complete transactions as planned or realize the anticipated benefits of our acquisitions or other investments;
•our potentially becoming subject to U.S. federal income taxation, Bermuda taxation or other taxes as a result of a change of tax laws or otherwise;
•the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company, or PFIC;
•our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act, or FATCA, provisions;
•our costs will increase as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations;
•if we were to identify a material weakness and were unable to remediate such material weakness, or fail to achieve and maintain effective internal controls, our operating results and financial condition could be impacted and the market price of our Class B common shares may be negatively affected;
•the lack of a prior public market for our Class B common shares means our share price may be volatile and anti-takeover provisions contained in our organizational documents could delay management changes;
•the potential that the market price of our Class B common shares could decline due to future sales of shares by our existing shareholders;
•applicable insurance laws, which could make it difficult to effect a change of control of our company;
•investors may have difficulties in serving process or enforcing judgments against us in the United States; and
•other factors affecting future results disclosed in the Company’s filing with the SEC, including the Form 10-K.

Jon Levenson & Darian Niforatos
Investor.Relations@hamiltongroup.com

Media contact:
Kelly Corday Ferris
kelly.ferris@hamiltongroup.com